Exhibit 4.2

This Trust Supplement No. 2003-1, dated as of            , 2003 (herein called the “Trust Supplement”), by and among Northwest Airlines Corporation, a Delaware corporation (the “Guarantor”), Northwest Airlines, Inc., a Minnesota corporation (the “Company”), and U.S. Bank Trust National Association, as successor to State Street Bank and Trust Company of Connecticut, National Association (the “Trustee”), to the Pass Through Trust Agreement, dated as of June 3, 1999, by and among the Guarantor, the Company and the Trustee (the “Basic Agreement”).

W   I   T   N   E   S   S   E   T   H:

WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of pass through certificates which may be issued thereunder, has heretofore been executed and delivered;

WHEREAS, unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified heretofore in the Basic Agreement;

WHEREAS, under the terms of each Prior Series (as defined below) of the Company’s pass through certificates, the Company has issued an aggregate of $    million principal amount of Series C Equipment Notes (for Series 2001-2), Series D Equipment Notes (for Series 1999-2, Series 2000-1, Series 2001-1 and Series 2002-1) and Series E Equipment Note (for Series 2001-1) in each case as identified on Schedule I hereto (collectively, the “Junior Equipment Notes”) secured by aircraft financed under such Prior Series and identified on Schedule I hereto (the “Owned Aircraft” or “Aircraft”);

WHEREAS, all of the Series D Equipment Notes of each of Series 2001-1 and Series 2002-1 are held by a separate pass through trust, all of the pass through certificates of which are held by the related Delaware Statutory Trust (as defined herein);

WHEREAS, the Company will issue an aggregate of $    million principal amount of the Company’s D-2 Secured Notes due April 1, 2009 (the “D-2 Secured Notes”), each of which is secured by an equal notional amount of Series D-2 Beneficial Interest in the related Delaware Trust (the “Series D-2 Beneficial Interest”);

WHEREAS, the Trustee hereby declares the creation of this Trust (the “2003-1 Trust” or the “Applicable Trust”) for the benefit of the Applicable Certificateholders (as defined below), and the initial Applicable Certificateholders, by their respective acceptances of the Applicable Certificates, join in the creation of this 2003-1 Trust with the Trustee;

WHEREAS, the Company shall contribute $        million to the 2003-1 Trust, which the 2003-1 Trust will distribute, in addition to other payments received, to the Class D Certificateholders on the first Regular Distribution Date (as defined herein) to cover any interest shortfalls on the first Regular Distribution Date;

WHEREAS, the 2003-1 Trust will issue Certificates in two classes, the Class D Pass Through Certificates and the Class X Pass Through Certificate;

WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the “Agreement”), the Trustee shall acquire the Series E Equipment Note issued under Series 2001-1, Series C Equipment Notes issued under Series 2001-2, and the Series D Equipment Notes issued under Series 1999-2 and Series 2000-1, in each case as identified on Schedule I hereto, the D-2 Secured Notes and the Series D-1 Beneficial Interests in the Delaware Statutory Trusts (the “Series D-1 Beneficial Interests”) (collectively, the “Equipment Notes”) (which have at least the same interest rate as, and final maturity dates not later than the final expected Regular Distribution Date of, the Class D Pass Through Certificates issued hereunder) and shall hold the Equipment Notes in trust for the benefit of the Applicable Certificateholders;

WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized; and

WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

NOW THEREFORE, in consideration of the premises herein, it is agreed by and among the Guarantor, the Company and the Trustee as follows:

ARTICLE I
THE CERTIFICATES

Section 1.01.                             The Certificates.  There is hereby created a series of Certificates to be issued in two classes under the Agreement to be distinguished and known as (i) “Class D Pass Through Certificates, Series 2003-1” (hereinafter defined as the “Class D Certificates”) and (ii) “Class X Pass Through Certificate, Series 2003-1” (hereinafter defined as the “Class X Certificate”; together with the Class D Certificates, the “Applicable Certificates”).  Each Class D Certificate represents a Fractional Undivided Interest in the 2003-1 Trust (other than any Excess Interest and Investment Income thereon) created hereby.  The Class X Certificate represents a 100% interest in any Excess Interest received by the 2003-1 Trust.

Section 1.02.                             Class D Certificates.  The terms and conditions applicable to the Class D Certificates are as follows:

(a)          The aggregate principal amount of the Class D Certificates that shall be authenticated under the Agreement (except for Class D Certificates authenticated and delivered pursuant to Sections 3.03, 3.04 and 3.05 of the Basic Agreement) upon their initial issuance is $          .

(b)         The Regular Distribution Dates with respect to any payment of Scheduled Payments for the Class D Certificates means each April 1 and October 1, commencing on April 1, 2004, until all payments in respect of the Equipment Notes has been made.

Except as described herein, Scheduled Payments for the Class D Certificates shall not include any Excess Interest nor any Investment Income.

(c)          The Special Distribution Dates with respect to the Class D Certificates shall be each Business Day on which a Special Payment is to be distributed pursuant to this Agreement.  Except as described herein, Special Payments for the Class D Certificates shall not include any Excess Interest nor any Investment Income.

(d)         (i)  The Class D Certificates shall be in the form attached hereto as Exhibit A–1.  Each purchaser of Class D Certificates, by its acceptance of such Certificate or its interest therein, will be deemed to represent and warrant to and for the benefit of the Company that either (x) for the entire period during which such person holds its interest in this Certificate, no portion of the assets used by such person to acquire and hold its interest in this Certificate constitute the assets of any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, account or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or any entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement or (y) its purchase and holding of this Certificate (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

(ii)                                  The Class D Certificates shall be Book-Entry Certificates, which shall be subject to the conditions set forth in the Letter of Representations among the Guarantor, the Company and the Depository Trust Company (the “DTC”) attached hereto as Exhibit B.

(e)          The Scheduled Payments of principal shall be as set forth in Exhibit C hereto.

(f)            One each Regular Distribution Date or Special Distribution Date, the Trustee will distribute funds available as follows:

(1)  to the holders of the Class D Certificates up to the amount equal to the sum of (i) accrued and unpaid interest on the Class D Certificates (except in the case of a Special Distribution Date, in which it case it shall be accrued and unpaid interest on the pool balance of the Class D Certificates being paid on such Special Distribution Date) and (ii) the amount equal to the difference between (x) the Pool Balance of the Class D Certificates as of such Distribution Date before giving effect to any distribution on such Distribution Date and (y) the Pool Balance of the Class D Certificates calculated as the sum of (a) the aggregate outstanding principal amount of the Junior Equipment Notes relating to Series 1999-2, Series 2000-1 and Series 2001-2 as of such Distribution Date (or, if such Distribution Date is not a distribution date under any such Prior Series, the distribution date immediately preceding such Distribution Date under such Prior Series) (the date so determined being a “Determination Date”) without giving effect to the most recent payment thereon resulting in a reduction of such principal amount minus the principal component of the Expected Distribution or Adjusted Expected Distribution for the most junior class of certificates under such Prior Series as of the Determination Date calculated under the applicable Intercreditor Agreement, (b) the outstanding principal amount of the Series E Equipment Note and the D-2 Secured Notes calculated on the basis that all amounts due and payable (whether or not actually paid) on the Series E Equipment Note and the D-2 Secured Notes have been paid in full and (c) the outstanding principal balance of the Series D-1 Beneficial Interests calculated on the basis that the principal component of Expected Distribution or Adjusted Expected Distribution on the most junior class of certificates under Series 2001-1 and Series 2002-1 as of the Determination Date calculated under the applicable Intercreditor Agreement, have been received by the Delaware Statutory Trusts for Series 2001-1 and Series 2002-1 and distributed to the Applicable Trust, as holder of the Series D-1 Beneficial Interests; and thereafter

(2)  to the holder of the Class X Certificate up to the amount of (i) the Excess Interest calculated on the basis that interest on the Equipment Notes has been timely paid in full minus (ii) the aggregate amount actually distributed to the holder of the Class X Certificate; and thereafter

(3)  to the Company, Investment Income, to the extent applicable.

Section 1.03.                             Class X Certificate.  The terms and conditions applicable to the Class X Certificate are as follows:

(a)          The Class X Certificate represents the right to receive only Excess Interest and does not have a principal amount.

(b)         The Regular Distribution Dates with respect to any payment of Scheduled Payments for the Class X Certificate means each April 1 and October 1, commencing on April 1, 2004, until all payments in respect of the Equipment Notes has been made.  Except as described herein, Scheduled Payments for the Class X Certificate shall only include Excess Interest.

(c)          The Special Distribution Dates with respect to the Class X Certificate shall be each Business Day on which a Special Payment is to be distributed pursuant to this Agreement.  Except as described herein, Special Payments for the Class X Certificate shall only include Excess Interest.

(d)         The Class X Certificate shall be in the form attached hereto as Exhibit A-2 and be issued only in the definitive certificate form. There shall be only one Class X Certificate.  The Class X Certificate may only be held by, and may not be transferred to any Person other than, the Company or any of its Affiliates.

Section 1.04.                             Intercreditor Agreements.  The Applicable Certificates are subject, directly or indirectly, to each Intercreditor Agreement.

Section 1.05.                             Ranking of Applicable Certificates.  The Class D Certificates will be subject, directly or indirectly, to the ranking and priority as set forth in each Intercreditor

Agreement.  The Class X Certificate is hereby subordinated in right of payment, to the extent and in the manner provided in Section 1.02(f), to the prior payment in full of all obligations on the Class D Certificates.

Section 1.06.                             No Liquidity Facility.  The Applicable Certificates will not be entitled to the benefits of any Liquidity Facility.

Section 1.07.                             Cross–Default or Cross–Collateralization of Equipment Notes.  As set forth in the related Indentures, there will not be any cross-collateralization provisions (other than for Equipment Notes of Series 2001-2) or cross-default provisions in respect of the Equipment Notes.  As set forth in the related Indentures for Equipment Notes of Series 2001-2, any proceeds realized from the sale of an Aircraft or other exercise of remedies under a Defaulted Indenture will be used, after paying certain administrative expenses or other related amounts, to pay all amounts due and payable on all of the Series A Equipment Notes of Series 2001-2 issued under all Defaulted Indentures and thereafter to pay all amounts due and payable on all of the Series B Equipment Notes of Series 2001-2 issued under all Defaulted Indentures.

Section 1.08.                             Investment of Moneys.  For purposes of the 2003-1 Trust, Section 4.04 of the Basic Agreement shall be amended to read as follows:

“Section 4.04.  Investment of Moneys; Investment Income.  (a) Any money received by the Trustee pursuant to Section 4.01 representing a Scheduled Payment or a Special Payment which is not to be promptly distributed shall, to the extent practicable, be invested in Permitted Investments by the Trustee as directed in writing by the Company pending distribution of such Scheduled Payment or Special Payment pursuant to Section 4.02.  Any investment made pursuant to this Section 4.04 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 4.02 on the applicable Distribution Date and the Trustee shall hold any such Permitted Investments until maturity.  The Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04, other than by reason of the willful misconduct or negligence of the Trustee.  Income from investments made pursuant to this Section 4.04 is herein referred to as “Investment Income”.

(b)  Investment Income will be distributed on each Regular Distribution Date to the Company in consideration for the Company’s agreement to pay the Trustee’s fees and other incidental expenses of the 2003-1 Trust.  Payment of the Investment Income to the Company is subordinated to payments on the Class D Certificates.  Investment Income will be used to cover any shortfall in the amount of distributions of the Class D Certificates before distribution to the Company.  The Company will be obligated to the pay the 2003-1 Trust’s expenses even if the Investment Income is fully used to offset the shortfalls but the Company will be entitled to receive such payments to the extent such shortfalls are later recovered.”

ARTICLE II
STATEMENT OF INTENT

Section 2.01.                             Statement of Intent.  The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a trust or association taxable as a corporation or a partnership.  Each of the parties hereto and each Applicable Certificateholder, or beneficial owner of an Applicable Certificate, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat for all U.S. federal, state and local income tax purposes the Applicable Trust as a grantor trust and the other Equipment Notes as indebtedness of the Company.

Section 2.02.                             Activities of Trust.  (a)  Other than in connection with the transactions contemplated by this Agreement or the Note Documents, the Trustee, on behalf of the Applicable Trust, shall not (i) borrow money or issue debt or (ii) merge with another entity, reorganize, liquidate or sell its assets.

(b)  The activities of the Trustee on behalf of the Applicable Trust shall be limited to those activities authorized by this Agreement or the Note Documents.

ARTICLE III
DEFINITIONS

Section 3.01.                             Definitions.  (a)  For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings:

Adjusted Expected Distributions:  Has the meaning specified in the applicable Intercreditor Agreement.

Aircraft:  Has the meaning specified in the recitals hereto.

Applicable Certificateholder:  Means the holder of an Applicable Certificate.

Applicable Certificates:  As defined in Section 1.01 hereof.

Business Day:  Means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Minneapolis, Minnesota, Boston, Massachusetts, or Salt Lake City, Utah.

Class D Certificateholder:  Means the holder of a Class D Certificate.

Class D Certificates:  As defined in Section 1.01 hereof.

Class X Certificateholder:  Means the holder of the Class X Certificate.

Class X Certificate:  As defined in Section 1.01 hereof.

Defaulted Indenture:  Means an Indenture for Series 2001-2, under which (i) a payment default exists, (ii) the Series A Equipment Notes or the Series B Equipment Notes issued under such Indenture have been accelerated or (iii) the Loan Trustee under such Indenture has commenced exercise of remedies.

Delaware Statutory Trust:  Means, in the case of Series 2001-1, NWA Class D Certificate Trust established by the Amended and Restated Trust Agreement dated as of       , 2003 between Wilmington Trust Company, as owner trustee, and the Company, as beneficiary, and in the case of Series 2002-1, NWA Class D Certificate Trust II established by the Amended and Restated Trust Agreement dated as of       , 2003 between Wilmington Trust Company, as owner trustee, and the Company, as beneficiary.

Distribution Date:  Means any Regular Distribution Date or Special Distribution Date.

DTC:  As defined in Section 1.01(e) hereof.

DTC Participant:  Means any of the participants in the DTC.

D-2 Secured Notes:  Has the meaning specified in the recitals hereto.

Equipment Note:  Has the meaning specified in the recitals hereto.

Excess Interest:  Means, subject to the Intercreditor Agreement for each Prior Series, any accrued interest payments in respect of the Equipment Notes issued under such Prior Series in excess of   % per annum in the aggregate, calculated on the basis of a 360 day year consisting of twelve 30 day months.

Expected Distribution:  Has the meaning specified in the applicable Intercreditor Agreement.

Intercreditor Agreement:  Means, for each Prior Series, the Intercreditor Agreement among the Company, the other trustees party thereto, the liquidity providers and/or policy provider party thereto and the subordination agent party thereto for such Prior Series, as amended by the Intercreditor Amendment for such Prior Series.

Intercreditor Amendment:  Means, for each Prior Series, Amendment No. 1 and Amendment No. 2, if applicable, to the Intercreditor Agreement for such Prior Series dated as of the date hereof among the Company, the Trustee, the other trustees party thereto, the liquidity providers and/or policy provider party thereto and the subordination agent party thereto.

Junior Equipment Notes:  Has the meaning specified in the recitals hereto.

Investment Income:  Has the meaning specified in Section 1.08 hereof.

Note Documents:  With respect to (i) each Equipment Note other than the D-2 Secured Note and the Series D-1 Beneficial Interests, means the related Indenture and the related Participation Agreement, (ii) the Series D-1 Beneficial Interests, the related statutory trust agreement for the Delaware Statutory Trust, and (iii) each D-2 Secured Note, the related pledge agreement, guarantee and D-2 Secured Note.

Owned Aircraft:  Has the meaning specified in the recitals hereto.

Participation Agreement:  Means, for each Prior Series, each Participation Agreement related to an Owned Aircraft (as such terms are defined in the Intercreditor Agreement for such Prior Series).

Pool Balance:  Means, as of any date, with respect to the Class D Certificates, (i) the original aggregate face amount of the Class D Certificates less (ii) the aggregate amount of all payments made in respect of such Class D Certificates other than payments made in respect of interest, premium or break amount, if applicable, thereon or reimbursement of any costs or expenses incurred in connection therewith.  The Pool Balance as of any Distribution Date will be computed after giving effect to any payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

Pool Factor:  Means, as of any Distribution Date, with respect to the Class D Certificates, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Class D Certificates.  The Pool Factor as of any Distribution Date shall be computed after giving effect to any payment of principal of the Equipment Notes or other Trust Property and the distribution thereof to be made on that date.

Prior Series:  Means each of the six series of the Company’s pass through certificates previously issued and designated as Series 1999-2 (“Series 1999-2”), Series 2000-1 (“Series 2000-1”), Series 2001-1 (“Series 2001-1”), Series 2001-2 (“Series 2001-2”) and Series 2002-1 (“Series 2002-1”).

Prospectus:  Means the Prospectus dated           , 2003, relating to the offering of the Class D Certificates.

Record Date:  Means the fifteenth day preceding any Distribution Date on which the Applicable Certificateholders are determined for purposes of the distribution which will occur on such Distribution Date.

Scheduled Payment:  Has the meaning specified in the applicable Intercreditor Agreement; provided that it shall include any Overdue Scheduled Payment (as defined in such Intercreditor Agreement) received by the Trustee on or before the fifth day after the next Regular Distribution Date.

Senior Certificates:  Means, with respect to any Prior Series, all of the pass through certificates issued under such Prior Series other than the most junior class of pass through certificates issued thereunder (including the Applicable Certificates).

Series A Equipment Notes:  Has the meaning specified in the Intercreditor Agreement relating to Series 2001-2.

Series B Equipment Notes:  Has the meaning specified in the Intercreditor Agreement relating to Series 2001-2.

Series D-1 Beneficial Interests:  Has the meaning specified in the recitals hereto.

Series E Equipment Note:  Means the Series E Secured Certificate issued under the Indenture relating to one Boeing 747-400 aircraft under Series 2001-1.

Special Payment:  Has the meaning specified in the applicable Intercreditor Agreement; provided it shall not include any Overdue Scheduled Payment (as defined in such Intercreditor Agreement) received by the Trustee on or before the fifth day after the next Regular Distribution Date.

Trust Property:  Means (i) the Equipment Notes held as the property of the Applicable Trust and, subject to the Intercreditor Agreements, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account, (iii) cash in the amount of $     to be contributed by the Company and to be distributed on the first Regular Distribution Date, and (iv) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreements, including, without limitation, all rights to receive certain payments under such documents, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreements.

Section 3.02.                             Other.  (a)  For purposes of the Applicable Trust, “PTC Event of Default,” as used in the Basic Agreement with respect to each Prior Series, shall have the meaning set forth in the applicable Intercreditor Agreement.

(b)         With respect to the Applicable Trust, the definition of the term “Specified Investments” in the Basic Agreement is amended by adding the following sentence at the end of such definition:

“U.S. Bank Trust National Association, in acting as Pass Through Trustee, is hereby authorized, in making or disposing of any investment described herein, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of the Pass Through Trustee or for any third person or dealing as principal for its own account.”

ARTICLE IV
THE TRUSTEE

Section 4.01.                             Delivery of Documents; Delivery Dates.  The Trustee is hereby directed (i) to execute and deliver the Intercreditor Amendments and the Note Documents to which it is a party, each in the form delivered to the Trustee by the Company and (ii) subject to the respective terms thereof, to perform its obligations thereunder.  Upon request of the

Company and the satisfaction or waiver of the conditions to the exchange offers described in the Prospectus, the Trustee shall (i) purchase the Equipment Notes from the Company for a purchase price equal to the aggregate principal amount thereof and any accrued interest thereon (the “Purchase Price”) and simultaneously (ii) execute, deliver, authenticate, issue and sell to the Company the total amount of Applicable Certificates authorized under Sections 1.02 and 1.03 for a purchase price equal to the Purchase Price.  Except as provided in Sections 3.03, 3.04, 3.05 and 3.09 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph.

Section 4.02.                             The Trustee.  (a)  Subject to Section 4.03 of this Trust Supplement and Section 7.14 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement or the due execution hereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company.

(b)         Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Trust Supplement other than as set forth in the Basic Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

Section 4.03.                             Representations and Warranties of the Trustee.  The Trustee hereby represents and warrants that:

(a)          the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, each Intercreditor Agreement, each Intercreditor Amendment and the Note Documents to which it is a party (collectively, the “Trustee Agreements”) and has taken all necessary action to authorize the execution, delivery and performance by it of the Trustee Agreements;

(b)         the execution, delivery and performance by the Trustee of the Trustee Agreements (i) will not violate any provision of any United States federal law or the law of any state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

(c)          the execution, delivery and performance by the Trustee of the Trustee Agreements will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or any state of the United States where it is located governing the banking and trust powers of the Trustee; and

(d)         each Trustee Agreement has been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreement of the Trustee, enforceable against it in accordance with its terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

Section 4.04.                             Trustee Liens.  The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.16 of the Basic Agreement, that it will, at its own cost and expense, promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee’s liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreements and Note Documents.

ARTICLE V
SUPPLEMENTAL AGREEMENT

Section 5.01.                             Supplemental Agreements.  (a)  For purposes of the 2003-1 Trust, Section 9.01 and 9.02 of the Basic Agreement shall be amended to read as follows:

“Section 9.01.  Supplemental Agreements Without Consent of Applicable Certificateholders.  Without the consent of the Applicable Certificateholders, the Guarantor and the Company may, and the Trustee (subject to Section 9.03) shall, at any time and from time to time, enter into one or more agreements supplemental hereto or, if applicable, to any Intercreditor Agreement, for any of the following purposes:

(1)                                  to provide for the formation of a Trust, the issuance of a series of certificates and the other matters contemplated by Section 2.01(b); or

(2)                                  to evidence the succession of another corporation to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor herein contained; or

(3)                                  to add to the covenants of the Guarantor or the Company for the benefit of the Certificateholders of any series, or to surrender any right or power conferred upon the Guarantor or the Company in this Agreement or any Intercreditor Agreement; or

(4)                                  except where Certificateholder consent is required by Sections 9.02(1) - 9.02(6) and as described below, to correct or supplement any provision in this Agreement or any Intercreditor Agreement which may be defective or inconsistent with any other provision herein or in any Trust Supplement or to make any other provisions with respect to matters or questions arising under this Agreement or any Intercreditor Agreement, provided that any such action shall not adversely affect the interests of the Certificateholders of any series; or to cure any ambiguity or correct any mistake in this Agreement or any Intercreditor Agreement; or

(5)                                  to comply with any requirement of the  SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Applicable Certificates are listed, or any regulatory body; or

(6)                                  to modify, eliminate or add to the provisions of this Agreement or any Intercreditor Agreement to such extent as shall be necessary to continue the qualification of this Agreement (including any supplemental agreement) under the Trust Indenture Act, or under any similar Federal statute hereafter enacted, and to add to this Agreement or any Intercreditor Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted; or

(7)                                  to evidence and provide for the acceptance of appointment under this Agreement or any Intercreditor Agreement by a successor Trustee with respect to one or more Trusts and to add to or change any of the provisions of this Agreement or any Intercreditor Agreement as shall be necessary to provide for or facilitate the administration of the Trusts hereunder and thereunder by more than one Trustee, pursuant to the requirements of Section 7.09; or

(8)                                  to make any other amendments or modifications hereto, provided such amendments or modifications shall only apply to Certificates of one or more series to be thereafter issued.”

“Section 9.02.  Supplemental Agreements with Consent of Certificateholders.  With respect to each separate Trust and the series of Certificates relating thereto, with the consent of the Certificateholders holding Certificates of any such series (other than the Class X Certificate) evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust (other than Excess Interest and Investment Income thereon), by Act of said Certificateholders delivered to the Guarantor, the Company and the Trustee, the Guarantor and the Company may and the Trustee (subject to Section 9.03) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Intercreditor Agreement to the extent applicable to such Certificateholders or of modifying in any manner the rights and obligations of such Certificateholders under this Agreement or any Intercreditor Agreement; provided, however, that no such supplemental agreement shall, without the consent of the Certificateholder of each outstanding Class D Certificate affected thereby:

(1)                                  reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes or other Trust Property held in such Trust or distributions that are required to be made herein on any Certificate of such series, or change any date of payment of any Certificate of such series, or change the place of payment where, or the coin or currency in which, any Certificate of such series is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto; or

(2)                                  permit the disposition of any Equipment Note in the Trust Property of such Trust except as permitted by this Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust; or

(3)                                  alter the priority of distributions specified in any Intercreditor Agreement; or

(4)                                  reduce the percentage of the aggregate Fractional Undivided Interests of such Trust, the consent of the holder of which is required for any such supplemental agreement, or reduce such percentage required for any waiver (of compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences) provided for in this Agreement; or

(5)                                  modify any of the provisions of this Section or Section 6.05, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate or such series affected thereby;

provided further, however, that no such supplemental agreement shall, without the consent of the holder of the Class X Certificate, if affected thereby:

(1)                                  reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes or other Trust Property held in such Trust or distributions that are required to be made herein on any Certificate of such series, or change any date of payment of any Certificate of such series, or change the place of payment where, or the coin or currency in which, any Certificate of such series is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto; or

(2)                                  modify any of the provisions of this Section or Section 6.05, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate or such series affected thereby.

It shall not be necessary for any Act of such Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.”

(b)         Any supplemental agreement may not adversely affect the status of the Applicable Trust for U.S. federal income tax purposes, as either (i) a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code or (ii) a partnership.

ARTICLE VI
STATEMENT TO CERTIFICATEHOLDERS

Section 6.01.                             Statements to Class D Certificateholders; Federal Income Tax Reporting.  (a)  On each Distribution Date for Class D Certificates, the Trustee will include with each distribution to Class D Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below.  Such statement shall set forth (per $1,000 face amount Class D Certificate as to (i), (ii), (iii) and (iv) below) the following information:

(i)                                     the aggregate amount of funds distributed on such Distribution Date under the Agreement;

(ii)                                  the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium, if any;

(iii)                               the amount of such distribution under the Agreement allocable to interest;

(iv)                              the amount of Investment Income paid to the Company; and

(v)                                 the Pool Balance and the Pool Factor.

With respect to the Class D Certificates registered in the name of DTC, on the Record Date prior to each Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all direct participants reflected on its books as holding interests in the Class D Certificates on such Record Date.  On each Distribution Date, the Trustee will mail to each such direct participant, whose name has been provided by DTC, the statement described above and will make available additional copies as requested by such direct participant for forwarding to holders of interests in the Class D Certificates.

(b)                                 Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Class D Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii) and (a)(iv) of this Section 6.01 for such calendar year or, in the event such Person was a Class D Certificateholder of record during a portion of such calendar year and any original issue discount for such year, for such portion of such year, and such other items as are readily available to the Trustee and which a Class D Certificateholder shall reasonably request as necessary for the purpose of such Class D Certificateholder’s preparation of its federal income tax returns.  Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the direct participants of DTC, and shall be delivered by the Trustee to such direct participants to be available for forwarding by such direct participants to the holders of interests in the Class D Certificates in the manner described in Section 6.01(a) hereof.  The Trustee will also report to the Company, as holder of the Class X Certificate, the aggregate amount distributed in respect thereof and the amount, if any, paid due to any shortfalls in the amount of distributions to the holders of the Class D Certificates and as a result of the subordination of the Class X Certificate.

(c)          Promptly following the date of (i) any change in the information set forth in clauses (x) and (y) below from that set forth in page 41 of the Prospectus, and (ii) any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, the Trustee shall furnish to Class D Certificateholders of record on such date a statement setting forth (x) the expected Pool Factors for each subsequent Regular Distribution Date and (y) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice.  With respect to the Class D Certificates registered in the name of DTC, the Trustee will request from DTC a securities position listing setting forth the names of all direct participants reflected on its books as holding interests in the Class D Certificates.  The Trustee will mail to each direct participant the statement described above and will make available additional copies as requested by such direct participant for forwarding to holders of interests in the Class D Certificates.

(d)         Unless and until required otherwise by applicable authority, the Trustee shall treat the Applicable Trust as a “grantor trust” under Subpart E, Part I, Subchapter J of Chapter 1 of the Code, and shall file annually with the Internal Revenue Service Form 1041, indicating the name and address of the Applicable Trust and otherwise completed in blank, with attached statements identifying each Applicable Certificateholder and its share of the income and expenses of the Applicable Trust for the applicable portion of the preceding calendar year, on the cash or accrual method, as the case may be, and shall furnish each Applicable Certificateholder with a copy of its statement at the time and in the manner required by the Code.

(e)          This Section 6.01 supersedes and replaces Section 4.03 of the Basic Agreement.

ARTICLE VII
DEFAULT

Section 7.01.                             Purchase Rights of Certificateholders.  By acceptance of its Class D Certificate, each Class D Certificateholder agrees that, after the occurrence and during the continuation of a Triggering Event with respect to any Prior Series,

(a)          subject to Section 7.01(b) below, each Class D Certificateholder (other than the Company or any of its Affiliates) shall have the right, or, with respect to a Triggering Event relating to Series 2001-1 or Series 2002-1, shall have the right to cause the Trustee to direct the related Delaware Statutory Trust, (which shall not expire upon any purchase of any of the Senior Certificates of such Prior Series pursuant to the terms of any other trust supplement relating to such Prior Series) to purchase all, but not less than all, of the Senior Certificates of such Prior Series and the Class D Certificates upon ten days’ prior written notice to each of the trustees of the Senior Certificates of such Prior Series, the Trustee and each other Class D Certificateholder, provided that (i) if prior to the end of such ten–day period any other Class D Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Class D Certificateholder that such other Class D

Certificateholder wants to participate in such purchase, then such other Class D Certificateholder may join with the purchasing Class D Certificateholder to purchase all, but not less than all, of the Senior Certificates of such Prior Series and the Class D Certificates pro rata based on the Fractional Undivided Interest in the 2003-1 Trust (other than Excess Interest and Investment Income thereon) held by each such Class D Certificateholder and (ii) if prior to the end of such ten–day period any other Class D Certificateholder fails to notify the purchasing Class D Certificateholder of such other Class D Certificateholder’s desire to participate in such a purchase, then such other Class D Certificateholder shall lose its right to purchase the Senior Certificates of such Prior Series and the Class D Certificates pursuant to this Section 7.01(a); and

(b)         in the case of Series 2000-1 or 2002-1, whether or not any Class D Certificateholders has exercised its rights pursuant to the foregoing provisions of this Section 7.01, the Policy Provider (except in the case of a Policy Provider Default), if it is then the Controlling Party, shall have the right to purchase all, but not less than all, of the Class G Certificates (or the Class G-1 Certificates and the Class G-2 Certificates) of such Prior Series upon ten days’ written notice to the Trustee, the Class G Trustee (or the Class G-1 Trustee and the Class G-2 Trustee), the holders of the Class G Certificates (or the Class G-1 Certificates and the Class G-2 Certificates) and the Class D Certificates and, upon such purchase by the Policy Provider of the Class G Certificates, the right of the Class D Certificateholders to purchase the Class G Certificates shall terminate.

As used in this Section 7.01, the terms “Class G Certificate”, “Class G Trustee”, “Class G-1 Certificate”, “Class G-1 Trustee”, “Class G-2 Certificate”, “Class G-2 Trustee”, “Policy Provider” and “Policy Provider Default” shall have the respective meanings assigned to such terms in the applicable Intercreditor Agreement.

This Section 7.01 supersedes and replaces Section 6.01(b) of the Basic Agreement.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.01.                             Basic Agreement Ratified.  Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

Section 8.02.                             GOVERNING LAW.  THIS TRUST SUPPLEMENT AND THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 8.03.                             Execution in Counterparts.  This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Guarantor, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

NORTHWEST AIRLINES, INC.

By:
Name:
Title:

NORTHWEST AIRLINES CORPORATION, as Guarantor

By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT A-1

FORM OF CLASS D CERTIFICATE

[[Insert if DTC Certificate:]  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.]

Any person acquiring this Certificate by its acceptance hereof or its interest herein, will be deemed to represent and warrant to and for the benefit of the Company that either (i) for the entire period during which such person holds its interest in this Certificate, no portion of the assets used by such person to acquire and hold its interest in this Certificate constitute the assets of any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plan, individual retirement account or other arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or any entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement or (ii) its purchase and holding of this Certificate (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation under any applicable Similar Law.

NORTHWEST AIRLINES 2003-1 PASS THROUGH TRUST

Class D Pass Through
Certificate, Series 2003-1

Issuance Date:           , 2003

Final Legal Distribution Date:  April 1, 2009

Evidencing A Fractional Undivided Interest In The Northwest Airlines 2003-1 Pass Through Trust (Other Than Excess Interest), The Property Of Which Includes Certain Notes

Certificate No.	$ Fractional Undivided Interest representing 0. % of the Trust (other than Excess Interest) per $1,000 of Reference Principal Amount

THIS CERTIFIES THAT                   , for value received, is the registered owner of a Fractional Undivided Interest in the amount of $           (the “Reference Principal Amount”) in the Northwest Airlines 2003-1 Pass Through Trust (the “Trust”) (other than any Excess Interest) created by U.S. Bank Trust National Association, as trustee (the “Trustee”), pursuant to a Pass Through Trust Agreement, dated as of June 3, 1999 (as amended or supplemented, the “Basic Agreement”), by and among the Trustee, Northwest Airlines Corporation, a Delaware corporation (the “Guarantor”), and Northwest Airlines, Inc., a Minnesota corporation (the “Company”), as supplemented by Trust Supplement No. 2003-1 thereto, dated as of            , 2003 (collectively, the “Agreement”), by and among the Trustee, the Guarantor and the Company, a summary of certain of the pertinent provisions of which is set forth below.  To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.  This Certificate is one of the duly authorized Certificates designated as “Class D Pass Through Certificates, Series 2003-1” (herein called the “Certificates”).  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and each Intercreditor Agreement, to which Agreement the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound.  The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreements (the “Trust Property”).  Certain of the Equipment Notes are secured by a security interest in the related Aircraft owned by the Company.

Each of the Certificates represents a Fractional Undivided Interest in the Trust and the Trust Property (other than any Excess Interest or Investment Income thereon) and has no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreements, from funds then available to the Trustee, there will be distributed on each April 1 and October 1 (a “Regular Distribution Date”), commencing on April 1, 2004 to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes (other than any Excess Interest and Investment Income) due on or prior to such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust (other than any Excess Interest and Investment Income) evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments.  Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreements, in the event that Special Payments on the Equipment Notes (other than any Excess Interest and Investment Income) are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust (other than any Excess Interest and Investment Income) evidenced by this Certificate and an amount equal to the sum of such Special Payments so received.  If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period.  The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

The Certificates do not represent an obligation of, or an obligation guaranteed by, or an interest in, the Guarantor, the Company or the Trustee or any affiliate thereof.  The

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Certificates are limited in right or payment, all as more specifically set forth herein and in the Agreement.  All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement.  Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement.

Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of DTC (or its nominees), such distribution shall be made by wire transfer.  Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby.  A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Guarantor or the Company and the rights of the Certificateholders under the Agreement at any time by the Guarantor, the Company and the Trustee with the consent of the Certificateholders holding Certificates (other than the Class X Certificate, evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust (other than Excess Interest and Investment Income thereon).  Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust (other than Excess Interest and Investment Income thereon) will be issued to the designated transferee or transferees.

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The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interests and integral multiples thereof.  As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust (other than Excess Interest and Investment Income thereon), as requested by the Certificateholder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Each Certificateholder or beneficial owner of a Certificate, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Applicable Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

NORTHWEST AIRLINES 2003-1 PASS THROUGH TRUST

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

4

FORM OF THE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

5

EXHIBIT A-2

FORM OF CLASS X CERTIFICATE

THIS CERTIFICATE MAY ONLY BE HELD BY, AND MAY NOT BE TRANSFERRED TO ANY PERSON OTHER THAN, NORTHWEST AIRLINES, INC. AND ITS AFFILIATES.

NORTHWEST AIRLINES 2003-1 PASS THROUGH TRUST

Class X Pass Through
Certificate, Series 2003-1

Final Legal Distribution Date:  April 1, 2009

Evidencing A Fractional Undivided Interest In Any Excess Interest Received by the Northwest Airlines 2003-1 Pass Through Trust, The Property Of Which Includes Certain Notes

Fractional Undivided Interest representing 100% of any Excess Interest received by the Trust

THIS CERTIFIES THAT                , for value received, is the registered owner of a Fractional Undivided Interest of 100% of any Excess Interest received by the Northwest Airlines 2003-1 Pass Through Trust (the “Trust”) created by U.S. Bank Trust National Association, as trustee (the “Trustee”), pursuant to a Pass Through Trust Agreement, dated as of June 3, 1999 (as amended or supplemented, the “Basic Agreement”), by and among the Trustee, Northwest Airlines Corporation, a Delaware corporation (the “Guarantor”), and Northwest Airlines, Inc., a Minnesota corporation (the “Company”), as supplemented by Trust Supplement No. 2003-1 thereto, dated as of           , 2003 (collectively, the “Agreement”), by and among the Trustee, the Guarantor and the Company, a summary of certain of the pertinent provisions of which is set forth below.  To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.  This Certificate is designated as the “Class X Pass Through Certificate, Series 2003-1” (herein called the “Certificate”).  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and each Intercreditor Agreement, to which Agreement the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound.  The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreements (the “Trust Property”).  Certain of the Equipment Notes are secured by a security interest in the related Aircraft owned by the Company.

The Certificate represents 100% interest in any Excess Interest received by the Trust and has no rights, benefits or interest in respect of any other assets of the Trust or any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreements, from funds then available to the Trustee, there will be distributed on each April 1 and October 1 (a “Regular Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes (consisting only of any Excess Interest) due on or prior to such Regular Distribution Date, the receipt of which has been confirmed by the Trustee.  Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreements, in the event that Special Payments on the Equipment Notes (consisting only of any Excess Interest) are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the Excess Interest evidenced by this Certificate and an amount equal to the sum of such Special Payments so received.  If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period.  The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

This Class X Certificate is subordinated in right of payment, to the extent and in the manner provided in the Agreement, to the prior payment in full of all obligations on the Class D Certificates.

The Certificate does not represent an obligation of, or an obligation guaranteed by, or an interest in, the Guarantor, the Company or the Trustee or any affiliate thereof.  The Certificate is limited in right or payment, all as more specifically set forth herein and in the Agreement.  All payments or distributions made to the Certificateholder under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement.  The Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby.  A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

The Certificateholder or beneficial owner of the Certificate, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and

2

neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to the Applicable Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

NORTHWEST AIRLINES 2003-1 PASS THROUGH TRUST

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

3

FORM OF THE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Certificate referred to in the within-mentioned Agreement.

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

4

EXHIBIT B

DTC Letter of Representations

EXHIBIT C

REGULAR DISTRIBUTION DATES
AND
SCHEDULED PAYMENTS

Regular Distribution Date	Scheduled Payment